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                                                                     Exhibit 5.1

                                   May 6, 2003

Enesco Group, Inc.
225 Windsor Drive
Itasca, IL  60143

     RE:  Enesco Group, Inc.
          Registration Statement on Form S-3

Ladies and Gentlemen:

         I am the Vice President, Secretary and General Counsel of Enesco Group, Inc., a Massachusetts corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Commission") on or about May 7, 2003 (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), 200,000 shares (the "Shares") of common stock of the Company, par value $.125 per share, issuable upon the exercise of warrants issued to Warner Bros., a division of Time Warner Entertainment, L.P. (predecessor in interest to Warner Bros. Entertainment Inc. (the "Warrants") pursuant to the term of a Warrant Agreement dated June 28, 2000 (the "Warrant Agreement"). Capitalized terms not defined in this letter have the meanings given to them in the Warrant Agreement.

         In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Warrant Agreement, (iii) the Restated Articles of Organization and the By-laws of the Company, as amended, each as currently in effect, (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Warrants, the Warrant Agreement and the Registration Statement and certain other related matters, and (v) a certificate of the Secretary of the Commonwealth of Massachusetts dated April 30, 2003, certifying that the Company has legal existence and is in good standing in the Commonwealth of Massachusetts; and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others regarding, among other things, the compliance with provisions of the Warrant Agreement.

         I am admitted to the Bar of the State of Illinois and do not purport to be an expert on any law other than the substantive law of the State of Illinois.




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Page Two
Enesco Group, Inc.
May 6, 2003



         Based upon and subject to the foregoing, I am of the opinion that: (1) the Company is duly incorporated and validly existing under the laws of the Commonwealth of Massachusetts; and (2) the Shares have been duly authorized for issuance and, when the Shares have been paid for and certificates therefor have been issued and delivered upon exercise of Warrants in accordance with the terms of the Warrant Agreement as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         I do not find it necessary for the purposes of this opinion letter to cover, and accordingly I express no opinion as to the application of, the securities or blue sky laws of the various states to the sale of the Shares. This opinion is being rendered to you as of today. The opinions expresses herein assume that there is no change in the facts, circumstances and law in effect on the date of this opinion, particularly, as they relate to corporate authority and the Company's good standing under Massachusetts law. I have assumed the Company will remain in good standing as a Massachusetts corporation at all times when shares of Common Stock are issued pursuant to the Warrants. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to my attention with respect to the opinions expressed above, including any change in applicable law.

         The opinions in this letter are rendered only to the Company in connection with the filing of this Registration Statement. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,


                                                  /s/ M. Frances Durden

                                                  M. Frances Durden
                                                  Vice President, Secretary
                                                  General Counsel and Clerk